Exhibit 99.1

PRESS RELEASE

Merchants Bancorp Reports Third Quarter 2021 Results

For Release October 28, 2021

•	Third quarter 2021 net income of $58.5 million increased 6% compared to the third quarter of 2020 and increased 14% compared to the second quarter of 2021

•	Third quarter 2021 diluted earnings per common share of $1.83 increased 2% compared to the third quarter of 2020 and increased 16% compared to the second quarter of 2021

•	Assets reached another record level of $11.0 billion, increasing 11% compared to June 30, 2021, and increasing 14% compared to December 31, 2020.

•	Return on average assets was 2.29% in the third quarter of 2021 compared to 2.34% in the third quarter of 2020 and 2.14% in the second quarter of 2021

•	Tangible book value per common share reached a new record of $25.36 compared to $18.30 in the third quarter of 2020 and $23.59 in the second quarter of 2021

•	Credit quality remained strong, as nonperforming loans represented 0.05% of loans receivable compared to 0.05% at June 30, 2021 and 0.11% at December 31, 2020

CARMEL, Indiana – (PR Newswire) - Merchants Bancorp (the “Company” or “Merchants”) (Nasdaq: MBIN), parent company of Merchants Bank of Indiana, today reported third quarter 2021 net income of $58.5 million, or diluted earnings per common share of $1.83. This compared to $55.0 million, or diluted earnings per common share of $1.79 in the third quarter of 2020, and compared to $51.4 million, or diluted earnings per common share of $1.58 in the second quarter of 2021.

“As total assets surpassed the $10 billion mark during the third quarter, Merchants continued to effectively manage its capital by organically growing its product offerings and expanding its customer base to deliver profitable growth, all while minimizing credit and interest rate risk. During the quarter our tangible book value reached $25.36 per common share, return on assets reached 2.29%, and our return on average tangible common equity was 29.8%,” said Michael F. Petrie, Chairman and CEO of Merchants.

Michael J. Dunlap, President and Chief Operating Officer of Merchants, added, “The demand for affordable housing continues to grow and we have never been better positioned to offer both debt and equity products to support our multi-family customers. Our low-income housing tax credit syndication business was launched late last year and has already closed several funds. We also started a new multi-family debt fund during the third quarter. Warehouse and single-family have performed well despite an industry decline, and our SBA platform has shown significant growth and expanded nationally. The breadth, diversity, and risk levels of our product offerings have positioned us well for profitable growth.”

Net income for the third quarter 2021 increased by $3.5 million, or 6%, compared to the third quarter of 2020, driven by a $3.6 million, or 5%, increase in net interest income that reflected a 23% decrease in the cost of deposits and a 1% increase in interest income from higher loan balances. Also contributing to the increase was a $1.6 million, or 4%, increase in noninterest income. Noninterest income for the third quarter of 2021 benefited from a $3.0 million positive fair market value adjustment to servicing rights that compared to $1.0 negative fair market value adjustment in the third quarter of 2020.

Net income for the third quarter 2021 increased by $7.1 million, or 14%, compared to the second quarter of 2021, primarily driven by a $7.4 million, or 23%, increase in noninterest income, as gain on sale of loans increased by 15% and loan servicing fees more than doubled. Loan servicing fees for the third quarter of 2021 benefited from a $3.0 million positive fair market value adjustment compared to $0.7 positive fair market value adjustment in the second quarter of 2021. Net interest income also contributed to the growth in net income, as it grew 7% compared to the second quarter of 2021.

Total Assets

Total assets of $11.0 billion at September 30, 2021 increased $1.1 billion, or 11%, compared to June 30, 2021, and increased $1.3 billion, or 14%, compared to December 31, 2020.

Return on average assets was 2.29% for the third quarter of 2021 compared to 2.34% for the third quarter of 2020 and 2.14% for the second quarter of 2021.

Asset Quality

The allowance for loan losses of $29.1 million at September 30, 2021 increased $0.4 million compared to June 30, 2021 and increased $1.6 million compared to December 31, 2020. The increases compared to December 31, 2020 were primarily based on growth in the multi-family loan portfolio. The portion of the allowance associated with the COVID-19 pandemic has remained relatively steady since September 30, 2020, at approximately $0.7 million. As of September 30, 2021, the Company had only 3 loans remaining in payment deferral arrangements, with unpaid balances of $37.0 million.

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Non-performing loans were $2.9 million, or 0.05%, of loans receivable at September 30, 2021, compared to $3.0 million, or 0.05% of loans receivable at June 30, 2021, and compared to $6.3 million, or 0.11% of loans receivable at December 31, 2020.

Total Deposits

Total deposits of $8.9 billion at September 30, 2021 increased $907.7 million compared to June 30, 2021, and increased $1.5 billion, or 21%, compared to December 31, 2020. The increase compared to December 31, 2020 was primarily due to growth in brokered certificates of deposits.

Total brokered deposits of $1.7 billion at September 30, 2021 increased $813.3 million, or 95%, from June 30, 2021 and increased $492.7 million, or 42%, from December 31, 2020. Brokered deposits represented 19% of total deposits at September 30, 2021 compared to 11% of total deposits at June 30, 2021 and 16% of total deposits at December 31, 2020. The increases reflected a shift from borrowing at the Federal Home Loan Bank of Indianapolis during the third quarter of 2021 after a change in their collateral policy to eliminate certain agency eligible mortgage loan participations.

Liquidity

Cash balances of $802.6 million at September 30, 2021 increased by $400.5 million compared to June 30, 2021 and increased by $622.8 million compared to December 31, 2020. The Company also continues to have significant borrowing capacity, with unused lines of credit at $2.1 billion at September 30, 2021 compared to $3.3 billion at June 30, 2021 and $2.6 billion at December 31, 2020. This liquidity enhances the ability to effectively manage interest expense and asset levels in the future. The decrease in borrowing capacity compared to prior periods reflected the change in collateral policy at the Federal Home Loan Bank of Indianapolis to eliminate certain agency eligible mortgage loan participations.

Net Interest Income

Net interest income of $68.9 million in the third quarter of 2021 increased $3.6 million, or 5%, compared to the third quarter of 2020 and increased $4.5 million, or 7%, compared to the second quarter of 2021.

The 5% increase in net interest income compared to the third quarter of 2020 reflected a 23% decrease in the cost of deposits and a 1% increase in interest income from higher loan balances. The interest rate spread of 2.67% for the third quarter of 2021 decreased 7 basis points compared to 2.74% in the third quarter of 2020. The net interest margin of 2.73% for the third quarter of 2021 decreased 8 basis points compared to 2.81% for the third quarter of 2020. The modest decrease in net interest margin compared to the third quarter of 2020 reflected lower funding costs and higher loan balances that were outpaced by lower interest rates on loans.

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The 7% increase in net interest income compared to the second quarter of 2021 reflected higher loan balances and lower rates on loans. The interest rate spread of 2.67% for the third quarter of 2021 decreased 1 basis point compared to 2.68% in the second quarter of 2021. The net interest margin of 2.73% for the third quarter of 2021 also decreased 2 basis points compared to 2.75% for the second quarter of 2021.

Interest Income

Interest income of $77.3 million in the third quarter of 2021 increased $1.1 million, or 1%, compared to the third quarter of 2020 and increased $4.9 million, or 7%, compared to the second quarter of 2021.

The 1% increase in interest income compared to the third quarter of 2020 was primarily due to significant loan growth that was partially offset by lower rates. The higher interest income reflected a $765.4 million, or 10%, increase in the average balance of loans, including loans held for sale, which reached $8.7 billion for the third quarter of 2021. The average yield on loans and loans held for sale of 3.33% for the third quarter of 2021 decreased 28 basis points compared to 3.61% for the third quarter of 2020.

The 7% increase in interest income compared to the second quarter of 2021 reflected a $783.4 million, or 10%, increase in the average balance of loans, including loans held for sale, which reached $8.7 billion for the third quarter of 2021. The average yield on loans and loans held for sale of 3.33% for the third quarter of 2021 decreased 13 basis points compared to 3.46% for the second quarter of 2021.

Interest Expense

Total interest expense decreased $2.5 million, or 23%, to $8.4 million for the third quarter of 2021 compared to the third quarter of 2020 and increased $0.4 million, or 5%, compared to the second quarter of 2021. Interest expense on deposits of $7.0 million for the third quarter of 2021 decreased $2.1 million, or 23%, compared to the third quarter of 2020 and increased $0.3 million, or 4%, compared to the second quarter of 2021.

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The 23% decrease in interest expense on deposits compared to the third quarter of 2020 was primarily due to significant decreases in average balances and rates of certificates of deposits. The average balance of interest-bearing deposits of $7.8 billion for the third quarter of 2021 increased $576.4 million, or 8%, compared to the third quarter of 2020. The average yield of interest-bearing deposits was 0.35% for the third quarter of 2021, which was a 15 basis point decrease compared to 0.50% for the third quarter of 2020.

The 4% increase in interest expense on deposits compared to the second quarter of 2021 was primarily due to higher balances of money market and certificates of deposit that were partially offset by lower rates on certificates of deposit. The average balance of interest-bearing deposits of $7.8 billion for the third quarter of 2021 increased $427.8 million, or 6%, compared to the second quarter of 2021. The average yield of interest-bearing deposits was 0.35% for the third quarter of 2021, which was a 1 basis point decrease compared to 0.36% in the second quarter of 2021.

Noninterest Income

Noninterest income of $40.3 million for the third quarter of 2021 increased $1.6 million, or 4%, compared to the third quarter of 2020 and increased $7.4 million, or 23%, compared to the second quarter of 2021.

The 4% increase in noninterest income compared to the third quarter of 2020 was primarily due to a $6.0 million increase in loan servicing fees that was partially offset by a $4.1 million decrease in mortgage warehouse fees. Included in loan servicing fees for the third quarter of 2021 was a $3.0 million positive fair market value adjustment to servicing rights, which compared to a $1.0 million negative fair market value adjustment for the third quarter of 2020.

The 23% increase in noninterest income compared to the second quarter of 2021 was primarily due to a $3.9 million increase in gain on sale of loans and a $3.6 million increase in loan servicing fees. Included in loan servicing fees for the third quarter of 2021 was a $3.0 million positive fair market value adjustment to servicing rights, which compared to a $0.7 million positive fair market value adjustment for the second quarter of 2021.

At September 30, 2021, servicing rights were valued at $105.5 million, an increase of 39% compared to September 30, 2020 and an increase of 7% compared to June 30, 2021. These increases were driven by higher loan balances of serviced assets and higher interest rates that impacted fair market value adjustments in the third quarter of 2021. The value of servicing rights generally increases in rising interest rate environments and declines in falling interest rate environments.

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Noninterest Expense

Noninterest expense of $29.5 million for the third quarter of 2021 increased $3.1 million, or 12%, compared to the third quarter of 2020 and increased $1.3 million, or 5%, compared to the second quarter of 2021.

The 12% increase in noninterest expense compared to the third quarter of 2020 was due primarily to a $3.6 million, or 22%, increase in salaries and employee benefits, including commissions, to support higher loan production volumes. The efficiency ratio of 27.0% for the third quarter of 2021 compared to 25.4% for the third quarter of 2020.

The 5% increase in noninterest expense compared to the second quarter of 2021 was primarily due to a $1.3 million, or 7%, increase in salaries and employee benefits that reflected higher commissions from higher loan volumes. The efficiency ratio of 27.0% for the third quarter of 2021 compared to 29.0% for the second quarter of 2021.

Segments

Multi-family Mortgage Banking

For the third quarter of 2021, net income of $14.5 million for Multi-family Mortgage Banking increased 145% compared with the third quarter of 2020, primarily due to higher noninterest income from gain on sale of loans. Noninterest income reflected a positive fair market value adjustment of $0.7 million on servicing rights in the third quarter of 2021 compared to a negative fair market value adjustment of $0.7 million in the third quarter of 2020.

Compared to the second quarter of 2021, net income for this segment increased 32%, reflecting higher gain on sale of loans and loan servicing fees. Included in loan servicing fees was a positive fair market value adjustment of $0.7 million on servicing rights in the third quarter of 2021 compared to a positive fair market value adjustment of $0.1 million in the second quarter of 2021.

Banking

For the third quarter of 2021, net income of $23.5 million for Banking increased 34% from to the third quarter of 2020, reflecting higher net interest income that was partially offset by lower gains on sale of loans. Included in noninterest income for the third quarter of 2021 was a $2.3 million positive fair market value adjustment to servicing rights, which compared to a $0.2 million negative fair market value adjustment for the third quarter of 2020.

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Net income for this segment increased 8% from the second quarter of 2021 primarily due to higher net interest income and higher loan servicing fees that were partially offset by an increase in the provision for loan losses. Included in loan servicing fees for the third quarter of 2021 was a $2.3 million positive fair market value adjustment to servicing rights, which compared to a $0.6 million positive fair market value adjustment for the second quarter of 2021.

Mortgage Warehousing

For the third quarter of 2021, net income of $23.2 million for Mortgage Warehousing decreased 31% compared to the third quarter of 2020 and increased 8% compared to the second quarter of 2021. The decreases compared to the prior year period reflected lower net interest income as industry volumes declined.

About Merchants Bancorp

Merchants Bancorp is a diversified bank holding company headquartered in Carmel, Indiana operating multiple lines of business, including Federal Housing Administration ("FHA") multi-family housing and healthcare facility financing and servicing; mortgage warehouse financing; retail and correspondent residential mortgage banking; agricultural lending; and traditional community banking. Merchants Bancorp, with $11.0 billion in assets and $8.9 billion in deposits as of September 30, 2021, conducts its business primarily through its direct and indirect subsidiaries, Merchants Bank of Indiana, Merchants Capital Corp., Farmers-Merchants Bank of Illinois, Merchants Capital Servicing, LLC, and Merchants Mortgage, a division of Merchants Bank of Indiana. For more information and financial data, please visit Merchants’ Investor Relations page at investors.merchantsbancorp.com.

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Forward-Looking Statements

This press release contains forward-looking statements which reflect management’s current views with respect to, among other things, future events and financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "might," "should," "could," "predict," "potential," "believe," "expect," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "goal," "target," "outlook," "aim," "would," "annualized" and "outlook," or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control, such as the potential impacts of the COVID-19 pandemic. Accordingly, management cautions that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated in these forward-looking statements, including the impacts of the COVID-19 pandemic, such as the severity, magnitude, duration and businesses’ and governments’ responses thereto, on the Company’s operations and personnel, and on activity and demand across its businesses, and other factors identified in "Risk Factors" or "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

MEDIA CONTACT: REBECCA MARSH

Merchants Bancorp

Phone: (317) 805-4356

Email: rmarsh@merchantsbankofindiana.com

INVESTOR CONTACT: JOHN MACKE

Merchants Bancorp

Phone: (317) 536-7421

Email: jmacke@merchantsbankofindiana.com

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Consolidated Balance Sheets
(Unaudited)
(In thousands, except share data)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
Assets
Cash and due from banks	$14,352	$13,745	$12,003	$10,063	$9,276
Interest-earning demand accounts	788,224	388,304	257,436	169,665	419,926
Cash and cash equivalents	802,576	402,049	269,439	179,728	429,202
Securities purchased under agreements to resell	5,923	6,507	6,544	6,580	6,616
Mortgage loans in process of securitization	634,027	461,914	432,063	338,733	374,721
Available for sale securities	301,119	315,260	241,691	269,802	278,861
Federal Home Loan Bank (FHLB) stock	70,767	70,767	70,656	70,656	70,656
Loans held for sale (includes $26,296, $26,623, $57,998, $40,044 and $41,418, respectively, at fair value)	3,453,279	2,955,390	2,749,662	3,070,154	3,319,619
Loans receivable, net of allowance for loan losses of $29,134, $28,696, $29,091, $27,500 and $23,436, respectively	5,431,227	5,444,227	5,710,291	5,507,926	4,857,554
Premises and equipment, net	31,423	31,384	31,261	29,761	29,261
Servicing rights	105,473	98,331	96,215	82,604	75,772
Interest receivable	21,894	22,068	22,111	21,770	19,130
Goodwill	15,845	15,845	15,845	15,845	15,845
Intangible assets, net	1,843	1,990	2,136	2,283	2,657
Other assets and receivables	76,637	55,800	57,346	49,533	50,581
Total assets	$10,952,033	$9,881,532	$9,705,260	$9,645,375	$9,530,475
Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest-bearing	$824,118	$814,567	$818,621	$853,648	$666,081
Interest-bearing	8,123,201	7,225,011	7,244,560	6,554,418	6,418,566
Total deposits	8,947,319	8,039,578	8,063,181	7,408,066	7,084,647
Borrowings	809,136	701,373	545,160	1,348,256	1,618,201
Deferred and current tax liabilities, net	21,681	18,819	41,610	20,405	22,405
Other liabilities	64,019	62,698	44,054	58,027	48,087
Total liabilities	9,842,155	8,822,468	8,694,005	8,834,754	8,773,340
Commitments and Contingencies
Shareholders' Equity
Common stock, without par value
Authorized - 50,000,000 shares
Issued and outstanding - 28,785,374 shares, 28,783,599 shares, 28,782,139 shares, 28,747,083 shares and 28,745,614 shares, respectively	137,200	136,836	136,474	135,857	136,103
Preferred stock, without par value - 5,000,000 total shares authorized
8% Preferred stock - $1,000 per share liquidation preference
Authorized - 50,000 shares
Issued and outstanding - 0 shares, 0 shares, 41,625 shares, 41,625 shares and 41,625 shares.	—	—	41,581	41,581	41,581
7% Series A Preferred stock - $25 per share liquidation preference
Authorized - 3,500,000 shares
Issued and outstanding - 2,081,800 shares	50,221	50,221	50,221	50,221	50,221
6% Series B Preferred stock - $1,000 per share liquidation preference
Authorized - 125,000 shares
Issued and outstanding - 125,000 shares (equivalent to 5,000,000 depositary shares)	120,844	120,844	120,844	120,844	120,844
6% Series C Preferred stock - $1,000 per share liquidation preference
Authorized - 250,000 shares
Issued and outstanding - 196,181 shares at Septmeber 30, 2021, 196,181 shares at June 30, 2021 and 150,000 shares at March 31, 2021 (equivalent to 7,847,233 depositary shares at September 30, 2021, 7,847,233 depositary shares at June 30, 2021 and 6,000,000 depositary shares at March 31, 2021)	191,084	191,084	144,925	—	—
Retained earnings	610,267	560,083	516,961	461,744	407,979
Accumulated other comprehensive income	262	(4)	249	374	407
Total shareholders' equity	1,109,878	1,059,064	1,011,255	810,621	757,135
Total liabilities and shareholders' equity	$10,952,033	$9,881,532	$9,705,260	$9,645,375	$9,530,475

Consolidated Statement of Income
(Unaudited)
(In thousands, except share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Interest Income
Loans	$72,924	$68,276	$71,857	$216,717	$189,400
Mortgage loans in process of securitization	2,868	2,724	3,250	8,728	8,580
Investment securities:
Available for sale - taxable	1,115	833	431	2,302	2,725
Available for sale - tax exempt	12	9	37	32	112
Federal Home Loan Bank stock	190	392	531	966	1,217
Other	205	204	152	556	2,845
Total interest income	77,314	72,438	76,258	229,301	204,879
Interest Expense
Deposits	6,981	6,683	9,104	19,764	45,132
Borrowed funds	1,452	1,348	1,832	4,286	4,838
Total interest expense	8,433	8,031	10,936	24,050	49,970
Net Interest Income	68,881	64,407	65,322	205,251	154,909
Provision (credit) for loan losses	1,079	(315)	2,981	2,427	7,724
Net Interest Income After Provision for Loan Losses	67,802	64,722	62,341	202,824	147,185
Noninterest Income
Gain on sale of loans	29,013	25,122	29,498	82,755	67,748
Loan servicing fees, net	5,313	1,727	(643)	14,991	(4,870)
Mortgage warehouse fees	2,732	3,079	6,833	9,927	15,054
Gains on sale of investments available for sale (1)	—	—	441	—	441
Other income	3,213	2,927	2,528	9,389	6,374
Total noninterest income	40,271	32,855	38,657	117,062	84,747
Noninterest Expense
Salaries and employee benefits	20,197	18,869	16,567	60,340	42,635
Loan expenses	1,734	1,921	2,944	6,178	6,147
Occupancy and equipment	1,861	1,808	1,420	5,296	4,295
Professional fees	901	779	712	2,102	2,007
Deposit insurance expense	664	651	1,404	1,986	5,041
Technology expense	1,169	971	903	3,077	2,229
Other expense	2,946	3,184	2,434	8,760	6,605
Total noninterest expense	29,472	28,183	26,384	87,739	68,959
Income Before Income Taxes	78,601	69,394	74,614	232,147	162,973
Provision for income taxes (2)	20,098	17,977	19,612	60,244	42,226
Net Income	$58,503	$51,417	$55,002	$171,903	$120,747
Dividends on preferred stock	(5,729)	(5,659)	(3,618)	(15,145)	(10,855)
Net Income Allocated to Common Shareholders	52,774	45,758	51,384	156,758	109,892
Basic Earnings Per Share	$1.83	$1.59	$1.79	$5.45	$3.82
Diluted Earnings Per Share	$1.83	$1.58	$1.79	$5.43	$3.82
Weighted-Average Shares Outstanding
Basic	28,784,197	28,782,813	28,745,614	28,779,745	28,741,395
Diluted	28,876,503	28,874,325	28,778,462	28,867,125	28,766,756

(1) Includes $0, $0, $441, $0, and $441, respectively, related to accumulated other comprehensive earnings reclassifications.

(2) Includes $0, $0, $(97), $0 and $(97), respectively, related to income tax (expense)/benefit for reclassification items.

Key Operating Results
(Unaudited)
($ in thousands, except share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Noninterest expense	$29,472	$28,183	$26,384	$87,739	$68,959

Net interest income (before provision for losses)	68,881	64,407	65,322	205,251	154,909
Noninterest income	40,271	32,855	38,657	117,062	84,747
Total income	$109,152	$97,262	$103,979	$322,313	$239,656

Efficiency ratio	27.00%	28.98%	25.37%	27.22%	28.77%

Average assets	$10,236,491	$9,609,957	$9,409,450	$9,934,159	$8,238,641
Net income	$58,503	$51,417	$55,002	$171,903	$120,747
Return on average assets before annualizing	0.57%	0.54%	0.58%	1.73%	1.47%
Annualization factor	4.00	4.00	4.00	1.33	1.33
Return on average assets	2.29%	2.14%	2.34%	2.30%	1.95%

Return on average tangible common shareholders' equity (1)	29.83%	27.61%	41.01%	31.60%	31.34%

Tangible book value per common share (1)	$25.36	$23.59	$18.30	$25.36	$18.30

Tangible common shareholders' equity/tangible assets (1)	6.68%	6.88%	5.53%	6.68%	5.53%

(1) Non-GAAP financial measure - see "Reconciliation of Non-GAAP Measures"

(1) Reconciliation of Non-GAAP Financial Measures

Certain non-GAAP financial measures provide useful information to management and investors that is supplementary to the company's financial condition, results of operations and cash flows computed in accordance with GAAP; however, they do have a number of limitations. As such, the reader should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies use. A reconciliation of GAAP to non-GAAP financial measures is below. Net Income Available to Common Shareholders excludes preferred stock. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets and preferred stock from the calculation of total assets. Tangible Assets is calculated by excluding the balance of goodwill and intangible assets. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Net income	$58,503	$51,417	$55,002	$171,903	$120,747
Less: preferred stock dividends	(5,729)	(5,659)	(3,618)	(15,145)	(10,855)
Net income available to common shareholders	$52,774	$45,758	$51,384	$156,758	$109,892

Average shareholders' equity	$1,087,675	$1,031,246	$732,533	$991,467	$698,071
Less: average goodwill & intangibles	(17,770)	(17,916)	(18,707)	(17,913)	(19,089)
Less: average preferred stock	(362,149)	(350,320)	(212,646)	(313,689)	(212,646)
Tangible common shareholders' equity	$707,756	$663,010	$501,180	$659,865	$466,336

Annualization factor	4.00	4.00	4.00	1.33	1.33
Return on average tangible common shareholders' equity	29.83%	27.61%	41.01%	31.60%	31.34%

Total equity	$1,109,878	$1,059,064	$757,135	$1,109,878	$757,135
Less: goodwill and intangibles	(17,688)	(17,835)	(18,502)	(17,688)	(18,502)
Less: preferred stock	(362,149)	(362,149)	(212,646)	(362,149)	(212,646)
Tangible common shareholders' equity	$730,041	$679,080	$525,987	$730,041	$525,987

Assets	$10,952,033	$9,881,532	$9,530,475	$10,952,033	$9,530,475
Less: goodwill and intangibles	(17,688)	(17,835)	(18,502)	(17,688)	(18,502)
Tangible assets	$10,934,345	$9,863,697	$9,511,973	$10,934,345	$9,511,973

Ending common shares	28,785,374	28,783,599	28,745,614	28,785,374	28,745,614

Tangible book value per common share	$25.36	$23.59	$18.30	$25.36	$18.30
Tangible common shareholders' equity/tangible assets	6.68%	6.88%	5.53%	6.68%	5.53%

Merchants Bancorp
Average Balance Analysis
($ in thousands)
(Unaudited)

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2021			June 30, 2021			September 30, 2020
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:

Interest-bearing deposits, and other	$580,397	$395	0.27%	$788,002	$596	0.30%	$587,804	$683	0.46%
Securities available for sale - taxable	308,476	1,115	1.43%	285,536	833	1.17%	269,896	431	0.64%
Securities available for sale - tax exempt	1,361	12	3.50%	1,363	9	2.65%	5,145	37	2.86%
Mortgage loans in process of securitization	437,601	2,868	2.60%	416,559	2,724	2.62%	449,336	3,250	2.88%
Loans and loans held for sale	8,689,144	72,924	3.33%	7,905,766	68,276	3.46%	7,923,726	71,857	3.61%
Total interest-earning assets	10,016,979	77,314	3.06%	9,397,226	72,438	3.09%	9,235,907	76,258	3.28%
Allowance for loan losses	(28,679)			(28,778)			(21,585)
Noninterest-earning assets	248,191			241,509			195,128

Total assets	$10,236,491			$9,609,957			$9,409,450

Liabilities & Shareholders' Equity:

Interest-bearing checking	4,754,633	1,561	0.13%	4,473,251	1,362	0.12%	3,890,865	1,368	0.14%
Savings deposits	211,494	39	0.07%	205,884	38	0.07%	180,931	34	0.07%
Money market	2,259,786	4,394	0.77%	2,197,750	4,175	0.76%	1,578,956	3,861	0.97%
Certificates of deposit	591,093	987	0.66%	512,316	1,108	0.87%	1,589,852	3,841	0.96%
Total interest-bearing deposits	7,817,006	6,981	0.35%	7,389,201	6,683	0.36%	7,240,604	9,104	0.50%

Borrowings	677,201	1,452	0.85%	523,942	1,348	1.03%	800,021	1,832	0.91%
Total interest-bearing liabilities	8,494,207	8,433	0.39%	7,913,143	8,031	0.41%	8,040,625	10,936	0.54%

Noninterest-bearing deposits	586,981			590,886			579,145
Noninterest-bearing liabilities	67,628			74,682			57,147

Total liabilities	9,148,816			8,578,711			8,676,917

Shareholders' equity	1,087,675			1,031,246			732,533

Total liabilities and shareholders' equity	$10,236,491			$9,609,957			$9,409,450

Net interest income		$68,881			$64,407			$65,322

Net interest spread			2.67%			2.68%			2.74%

Net interest-earning assets	$1,522,772			$1,484,083			$1,195,282

Net interest margin			2.73%			2.75%			2.81%

Average interest-earning assets to average interest-bearing liabilities			117.93%			118.75%			114.87%

Supplemental Results
(Unaudited)
($ in thousands)

	Net Income			Net Income
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Segment
Multi-family Mortgage Banking	$14,448	$10,971	$5,891	$37,380	$14,941
Mortgage Warehousing	23,217	21,448	33,793	73,848	73,942
Banking	23,463	21,741	17,486	68,229	37,248
Other	(2,625)	(2,743)	(2,168)	(7,554)	(5,384)
Total	$58,503	$51,417	$55,002	$171,903	$120,747

	Total Assets
	September 30,	June 30,	December 31,
	2021	2021	2020
Segment
Multi-family Mortgage Banking	$280,927	$238,165	$210,714
Mortgage Warehousing	4,685,037	4,265,162	4,893,513
Banking	5,950,316	5,328,684	4,498,880
Other	35,753	49,521	42,268
Total	$10,952,033	$9,881,532	$9,645,375

	Gain on Sale of Loans			Gain on Sale of Loans
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Loan Type
Multi-family	$24,309	$21,408	$14,872	$68,553	$40,563
Single-family	1,592	1,872	14,093	7,677	26,225
Small Business Association (SBA)	3,112	1,842	533	6,525	960
Total	$29,013	$25,122	$29,498	$82,755	$67,748

	Loans Receivable and Loans Held for Sale
	September 30,	June 30,	December 31,
	2021	2021	2020
Mortgage warehouse lines of credit	$891,605	$1,177,940	$1,605,745
Residential real estate	828,950	806,325	678,848
Multi-family and healthcare financing	3,244,442	2,970,770	2,749,020
Commercial and commercial real estate	391,562	409,710	387,294
Agricultural production and real estate	92,113	92,786	101,268
Consumer and margin loans	11,689	15,392	13,251
	5,460,361	5,472,923	5,535,426
Less: Allowance for loan losses	29,134	28,696	27,500
Loans receivable	$5,431,227	$5,444,227	$5,507,926

Loans held for sale	3,453,279	2,955,390	3,070,154
Total loans, net of allowance	$8,884,506	$8,399,617	$8,578,080